UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

☒	Filed by the Registrant
☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was posted on the intranet site of lululemon athletica inc.:

Welcome Esi Eggleston Bracey to our Board of Directors

We’re pleased to share that we are welcoming Esi Eggleston Bracey as the newest member of our Board of Directors.

A seasoned consumer and beauty industry executive, Esi has more than 30 years of experience in brand creation, category transformation, global general management, and enterprise leadership. She most recently served as Chief Growth & Marketing Officer at Unilever, where she led the global transformation of marketing across a portfolio of more than 400 brands, and previously held senior leadership roles at Coty and Procter & Gamble.

We look forward to benefitting from Esi’s expertise as we position lululemon for the company’s next phase of growth.

Please join us in welcoming Esi to lululemon.

Important Additional Information and Where to Find It

The company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the company’s stockholders for the company’s 2026 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financial Information” section of the “Investors” tab of the company’s website at https://corporate.lululemon.com/.

Certain Information Regarding Participants in the Solicitation

The company, its directors and certain of its executive officers (Meghan Frank, Interim Co-CEO and Chief Financial Officer; André Maestrini, Interim Co-CEO, President, and Chief Commercial Officer; and Shannon Higginson, Chief Legal and Compliance Officer) are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2026 annual meeting of stockholders. Information regarding the names of the company’s directors and executive officers and certain other individuals and their respective interests in the company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Executive Compensation,” “Executive Compensation Tables,” and “Principal Shareholders and Stock Ownership by Management” of the company’s proxy statement on Schedule 14A in connection with the 2025 annual meeting of stockholders, filed with the SEC on April 29, 2025 (available here). Supplemental information regarding the participants’ holdings of the company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on March 23, 2026 for Charles Bergh (available here); June 11, 2025, December 17, 2025, January 2, 2026, March 17, 2026, March 23, 2026, March 27, 2026, April 1, 2026, and April 2, 2026 for Meghan Frank (available here, here, here, here, here, here, here, and here); June 12, 2025 and March 23, 2026 for Shane Grant (available here and here); June 12, 2025 for Kathryn Henry (available here); June 12, 2025 for Teri List (available here); June 12, 2025 for Alison Loehnis (available here); December 17, 2025, March 17, 2026, March 23, 2026, March 27, 2026, April 1, 2026, April 2, 2026, and April 3, 2026 for André Maestrini (available here, here, here, here, here, here, and here); June 12, 2025 and March 23, 2026 for Isabel Mahe (available here and here); June 12, 2025 and March 23, 2026 for Jon McNeill (available here and here); June 12, 2025, December 18, 2025, and December 29, 2025 for Martha Morfitt (available here, here, and here); June 13, 2025 and March 23, 2026 for David Mussafer (available here and here); and June 12, 2025 for Emily White (available here). Such filings will also be available at no charge by clicking the “SEC filings” link in the “Financial Information” section of the “Investors” tab of the company’s website at https://corporate.lululemon.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of stockholders, if and when they become available. These documents will be available free of charge as described above.

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